Exhibit 10.7

Employment Agreement

This Employment Agreement (this “Agreement”) is made and entered into as of April 28, 2023 (the “Effective Date”), by and between MIRA Pharmaceuticals, Inc. (the “Company”) and Erez Aminov (“Employee”).

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.	Position of Employment.

a.	The Company will employ the Employee in the position of Chief Executive Officer, and, in that position, Employee will report to the Company’s Board of Directors. Employee’s duties shall include (i) the duties customarily associated with the position of a company’s principal executive officer, and (ii) such other reasonable related duties as the Company or its Board of Directors may assign to Employee from time to time (including service to subsidiaries of the Company for no additional consideration). The Company retains the right to change Employee’s title, duties, and reporting relationships as may be determined to be in the best interests of the Company; provided, however, that any such change shall be consistent with Employee’s training, experience, and qualifications.

b.	The terms and conditions of the Employee’s employment shall, to the extent not addressed or described in this Agreement, be governed by the Company’s Board of Directors. In addition, the Company in its discretion may adopt a formal Policies and Procedures Manual for all employees to adhere to. In the event of a conflict between this Agreement, the Board of Directors, and/or the future implementation of a Policies and Procedures Manual and/or existing practices, the terms of this Agreement shall govern.

c.	Employee shall devote Employee’s full business time and effort to the business and affairs of the Company. The Company acknowledges that Employee is currently engaged in activities and consultancies in addition to Employee’s employment relationship with the Company, and that Employee may establish additional outside relationships and activities without approval by the Company so long as they do not unreasonably interfere with Employee’s duties hereunder.

1

2.	Term of Employment. This Agreement, and Employee’s employment hereunder, shall commence on the Effective Date and shall continue until terminated in accordance with this Section 2 (the “Term of Employment”). The parties acknowledge, subject to the provisions of this Section 2, that Employee’s employment with the Company is on an at-will basis, and either Company or Employee may therefore terminate the Employee’s employment, with or without cause, at any time and for any reason upon the terms and conditions specified in this Section 2 below.

a.	This Agreement and Employee’s employment hereunder may be terminated at any time and for any reason not constituting a Termination With Cause (as defined below) upon thirty (30) days’ prior written notice by the Company to Employee (a “Termination Without Cause”).

b.	This Agreement and Employee’s employment hereunder may be terminated at any time immediately for Cause (as defined below) upon written notice to Employee specifying in reasonable detail the acts or omissions constituting Cause (a “Termination With Cause”).

c.	Employee may terminate Employee’s employment hereunder at any time and for any reason upon no less than thirty (30) days’ prior written notice to the Company.

d.	Employee shall have the right to resign from employment for “Good Reason” if: (i) there is a material adverse change or material diminution in Employee’s duties, responsibilities, functions, reporting lines, or title with Company, (ii) there is a material reduction in the compensation payable to Employee hereunder, or (iii) there is a material breach of the provisions of this Agreement by the Company. Employee cannot terminate Employee’s employment for Good Reason unless Employee has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within fifteen (15) days of the initial existence of such grounds, and if curable, Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances (and has failed to cure such circumstances within such period). If not curable, or if Company has not, within such thirty (30) day period, cured the circumstances providing grounds for termination for Good Reason, and Employee does not terminate Employee’s own employment for Good Reason within ten (10) days after the expiration of Company’s cure period in the preceding sentence, Employee will be deemed to have waived Employee’s right to terminate for Good Reason with respect to such grounds. A resignation that is effected in accordance with this paragraph is referred to as a “Good Reason Resignation.”

e.	In the event of a Termination Without Cause or a Good Reason Resignation, the Employee shall be paid Employee’s normal monthly Base Salary (as defined below) for a period of three (3) months following the effective date of termination of employment, which shall constitute Employee’s full and complete entitlement to severance compensation. However, the right to receive such severance compensation is conditioned upon Employee signing (and not revoking), by the twenty-first (21st) day after Employee’s last day of payment, a general release of all claims in a form provided by the Company releasing all claims against the Company and its officers, directors, stockholders, and affiliates (provided that such release shall exclude Employee’s right to receive severance compensation hereunder).

2

f.	As used herein, the term “Cause” shall mean (i) commission of a willful act of dishonesty in the course of Employee’s duties hereunder or misappropriation of funds, theft, or embezzlement by Employee of Company funds or property, (ii) conviction by a court of competent jurisdiction of, or plea of no contest to, a crime constituting a felony or conviction in respect of, or plea of no contest to, any act involving fraud, dishonesty or moral turpitude, (iii) Employee’s gross or willful misconduct (whether or not directly related to the Company or its business) or illegal conduct that impairs the performance of Employee’s duties or that is injurious to the Company, including without limitation injurious to the reputation of the Company, (iv) Employee’s performance under the influence of controlled substances (other than those taken pursuant to a medical doctor’s orders), or continued habitual intoxication, during working hours, (v) Employee’s personal misconduct or refusal or material failure to timely perform Employee’s duties and responsibilities or to timely carry out the lawful directives of Company, which, if capable of being cured shall not have been cured, within thirty (30) days after Company shall have advised Employee in writing of its intention to terminate Employee’s employment; provided, that such right to cure shall not apply to any subsequent act or omission of a substantially similar nature or type, or (vi) Employee’s material non-compliance with the terms of this Agreement or any Company policy, which, if capable of being cured, shall not have been cured within thirty (30) days after Company shall have advised Employee in writing of its intention to terminate Employee’s employment for such reason.

g.	Notwithstanding any provision of this Agreement to the contrary, the obligations and commitments under Sections 5 through 10 of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Employee’s employment for any reason or termination of this Agreement for any reason.

3.	Compensation. The Company shall pay Employee an initial base salary of $110,000 per annum beginning on the Effective Date, provided, however, that if the Effective Date is a date other than the first day of such month, Employee’s Base Salary will be prorated based on the number of days then remaining during such month and continuing for the remaining Term of Employment as defined in Section 2 herein. The Employee’s Base Salary shall be paid monthly after the deduction of appropriate federal, state, and local withholding taxes. Bonus Compensation may be paid to Employee in the discretion of the Company’s Board of Directors, including at its annual review of Employee’s compensation.

3

4.	Expenses. The Company will reimburse Employee for all reasonable out-of-pocket travel and other expenses incurred by Employee during the Term of Employment in providing services hereunder, subject to any requirements or conditions as may be set forth in any expense reimbursement policy or procedures as may be adopted from time to time by the Company.

5.	Disclosure of Inventions. During the Term of Employment, Employee shall promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets made or discovered by Employee that: (i) are related to, expand, continue and/or advance the Company’s Proprietary Assets or the potential manufacture, formulation, use, efficacy or safety thereof; and/or (ii) are made or discovered as a direct result of the performance of services hereunder (the “Inventions”). The Company’s “Proprietary Assets” are defined as all discoveries, product candidates, molecules, processes, potential therapies, and/or technologies that the Company treats as proprietary and/or a trade secret. Employee is hereby given written notice that, as of the date hereof, the Company’s Proprietary Assets include the compound referred to as “MIRA1a,” which is described in patent filings. For clarity, regardless of written notice, the Company’s Proprietary Assets will include any and all Inventions made or discovered by Employee during the Term of Employment provided the Invention is made or discovered pursuant to subparagraph (i) or (ii) above.

6.	Work for Hire; Assignment of Inventions. Employee acknowledges and agrees that any copyrightable works prepared within the scope of involvement with the Company are “works for hire” under the United States Copyright Act and that the Company will be considered the author and owner of such copyrightable works. Employee agrees that all Inventions that: (i) are developed using equipment, supplies facilities or trade secrets of the Company, (ii) result from work performed for the Company, or (iii) relate to any of the Company’s Proprietary Assets will be the sole and exclusive property of, and are hereby irrevocably assigned by Employee to, the Company.

7.	Assignment of Other Rights. In addition to the foregoing assignment of Inventions to the Company, Employee hereby irrevocably transfers and assigns to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention within the scope of involvement with the Company; and (ii) any and all “Moral Rights” (as defined below) that Employee may have in or with respect to any Invention within the scope of involvement with the Company. Employee also hereby forever waives and agrees never to assert any and all Moral Rights he may have in or with respect to any Invention, even after termination of involvement with the Company. “Moral Rights” mean any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

4

8.	Assistance. Employee agrees to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Inventions in any and all countries. Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Employee’s obligations under this paragraph will continue beyond the termination of this Agreement, provided that the Company will compensate Employee at a reasonable rate after such termination for time or expenses actually spent at the Company’s request on such assistance. Employee appoints the Chief Financial Officer of the Company as attorney-in-fact to execute documents on Employee’s behalf for this purpose upon Employee’s review and approval of such documents.

9.	Proprietary Information. Employee understands that Employee’s participation in this Agreement with the Company creates a relationship of confidence and trust with respect to any information (including Trade Secrets) that may be disclosed to Employee by or on behalf of the Company that relates to the businesses, assets, or financial position of the Company or to the business, assets, or financial positions of any affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the “Proprietary Information”). Such Proprietary Information includes, but is not limited to, Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, domain names or any other material information, which is not generally available to the public.

10.	Confidentiality. At all times, both during the Term of Employment and at all times thereafter, Employee will keep and hold all Proprietary Information in strict confidence and trust. Employee will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform Employee’s duties for the benefit of the Company. Upon termination of Employee’s involvement with the Company, Employee will promptly deliver to the Company all documents and materials of any nature pertaining to Employee’s work with the Company. Employee will not take with Employee any documents or materials or copies thereof containing any Proprietary Information. As used herein, the term “Trade Secret” means any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Employee shall keep all Trade Secrets of the Company for as long as the Company maintains them as a trade secret. In addition to the requirements set forth above, Employee agrees that the restrictions in this Agreement regarding the use or disclosure of Proprietary Information, including, without limitation, the restrictions in this Agreement regarding the use or disclosure of Trade Secrets, shall be in addition to any restrictions imposed by law in the absence of contract.

5

11.	No Breach of Other Agreement. Employee represents that Employee’s performance of all the terms of this Agreement will not breach any agreement with any former or current employer or other party. Employee represents that Employee will not bring with Employee to the Company or use in the performance of Employee’s duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

12.	Injunctive Relief. Employee understands that in the event of a breach or threatened breach of this Agreement by Employee, the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

13.	Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to that body of laws pertaining to conflict of law. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

14.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6

15.	Entire Agreement. This Agreement and the documents referred to herein or referencing this Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof and Employee’s employment with the Company.

16.	Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.

IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be signed by its officer pursuant to the authority of its Board, and the Employee has executed this Employment Agreement, as of the day and year first written above.

MIRA PHARMACEUTICALS, INC.

/s/ Michelle Yanez
By:	Michelle Yanez
Title:	Chief Financial Officer

/s/ Erez Aminov
Erez Aminov, individually

7